Exhibit 10.1

RETENTION BONUS AGREEMENT

This Retention Bonus Agreement is made by and between Sparton Corporation, an Ohio corporation (the “Company”), and                              (“Executive”).

SECTION 1

RECITALS

1.1 Retention. The Company desires to provide to the Executive a Retention Bonus upon the terms and conditions set forth herein. As described below, Executive shall receive the Retention Bonus upon the earlier of (x) a Change in Control date, (y) two days after filing of the Company’s Form 10-K for fiscal 2017, or (z) upon termination other than for Cause.

1.2 Compliance. This Agreement is intended to be exempt from Code Section 409A pursuant to the short term deferral rule described in Treas. Reg. §1.409A-1(b)(4) and shall be interpreted consistent with that provision to the fullest extent possible.

1.3 Consideration. In consideration of the promises and the mutual agreements contained herein, the Company and the Executive hereby agree as follows.

SECTION 2

DEFINITIONS

2.1 Definition. As used in this Agreement, the following terms shall have the following meanings.

(a) Affiliate means the Company and any corporation which is a member of a controlled group of corporations (as defined in Code Section 414(b)), any trade or business (whether or not incorporated) which is under common control (as defined in Code Section 414(c)), or an affiliated service group (as defined in Code Section 414(m) or (o)).

(b) Agreement means this Retention Bonus Agreement, as amended.

(c) Board means the Board of Directors of the Company.

(d) Cause (i) has the meaning provided in Executive’s employment agreement (if Executive has an employment agreement with the Company) as “cause” or “just cause” with the Company as is effective on the date hereof, or (ii) if Executive has no employment agreement with the Company, “Cause” shall mean any of the following: Executive’s personal dishonesty; gross negligence; violation of any law, rule or regulation; breach of applicable confidentiality, nonsolicitation or noncompetition provisions to which Executive is subject; a breach of any material provision of Company’s Code of Business Conduct and Ethics or other policies and procedures; use of alcohol or drugs to the extent such use adversely affects Executive’s ability to perform Executive’s duties or adversely affects the business reputation of Executive or Company; use of illegal drugs; or failure or refusal to substantially perform Executive’s duties and responsibilities to Company as reasonably determined from time to time by the Board or its designee.

(e) Change in Control shall have the meaning in Exhibit A of the Plan.

(f) Code means the Internal Revenue Code of 1986, as amended from time to time.

(g) Effective Date means the date hereof.

(h) Plan means the Company’s 2010 Long-Term Stock Option Incentive Plan, as amended to date.

(i) Retention Bonus means an amount equal to $            .

(j) Retention Bonus Payment Date means the payroll date coinciding with or immediately following the earlier of (x) a Change in Control date, (y) two days after filing of the Company’s Form 10-K for fiscal 2017, or (z) upon termination other than for Cause.

(k) Retention Bonus Period means the period of time commencing on the Effective Date through and including the Retention Bonus Payment Date.

SECTION 3

RETENTION BONUS

3.1 Retention Bonus. The Company shall pay the Executive the Retention Bonus provided the Executive remains continuously employed with the Company, or an Affiliate, throughout the Retention Bonus Period. The Executive shall be deemed to have been continuously employed throughout the Retention Bonus Period if the Executive’s employment is terminated by the Company, other than for Cause.

3.2 Forfeiture. Notwithstanding anything in this Agreement to the contrary, upon the Executive’s termination of employment with the Company prior to the Retention Bonus Payment Date either by (a) the Company for Cause, or (b) the Executive for any reason, the Executive shall forfeit the right to payment of the Retention Bonus. For clarity, the Executive shall not forfeit the Retention Bonus in the event of termination by the Company other than for Cause.

3.3 Expiration. This Agreement shall expire on the Retention Bonus Payment Date.

3.4 Payment and Distribution. The Company shall pay the Retention Bonus in accordance with the Company’s normal payroll practices in effect for the payroll period that includes the Retention Bonus Payment Date. The payment shall be made in the form of a single lump sum payment on the Retention Bonus Payment Date and it shall be subject to standard payroll deductions and all other legal requirements.

3.5 Other Compensation. The Retention Bonus shall not be deemed to be compensation or earnings for purposes of calculating any other payment or benefit from the Company or its Affiliates, including, without limitation, severance of any kind.

SECTION 4

MISCELLANEOUS

4.1 Amendment and Termination. This Agreement may not be amended, suspended, discontinued or terminated at any time without the written consent of all of the parties hereto.

4.2 Limitation of Executive’s Right. Nothing in this Agreement shall be construed as conferring upon the Executive any right to continue in the employment of the Company, nor shall it interfere with the rights of the Company to terminate the employment of the Executive and/or to take any personnel action affecting the Executive without regard to the effect which such action may have upon the Executive as a recipient or prospective recipient of benefits under this Agreement. This Agreement does not alter the at-will nature of Executive’s employment.

4.3 No Limitation on Company Actions. Nothing contained in this Agreement shall be construed to prevent the Company from taking any action that is deemed by it to be appropriate or in its best interest. Neither the Executive nor any other person shall have any claim against the Company as a result of such action.

4.4 Obligations to Company. If the Executive becomes entitled to a distribution of benefits under this Agreement, and if at such time the Executive has outstanding any debt, obligation, or other liability representing an amount owing to the Company, then the Company may offset such amount owed to it against the amount of benefits otherwise distributable. Such determination shall be made by the Company.

4.5 Nonalienation of Benefits. Except as expressly provided herein, the Executive shall not have the power or right to transfer, alienate, or otherwise encumber the Executive’s interest under this Agreement. The provisions of this Agreement shall inure solely to the benefit of the Executive.

4.6 Protective Provisions. The Executive shall cooperate with the Company by furnishing any and all information requested by the Company in order to facilitate the payment of benefits hereunder.

4.7 Withholding Taxes. The Company may make such provisions and take such action as it deems necessary or appropriate for the withholding of any taxes which the Company is required by any law or regulation of any governmental authority, whether Federal, state or local, to withhold in connection with any benefits under this Agreement, including, but not limited to, the withholding of appropriate sums from any amount otherwise payable to the Executive. The Executive, however, shall be responsible for the payment of all individual tax liabilities relating to any such benefits.

4.8 Severability. If any provision of this Agreement is held unenforceable, the remainder of the Agreement shall continue in full force and effect without regard to such unenforceable provision and shall be applied as though the unenforceable provision were not contained in the Agreement.

4.9 Governing Law. This Agreement shall be construed in accordance with and governed by the laws of the State of Illinois, without reference to the principles of conflict of laws.

4.10 Headings. Headings are inserted in this Agreement for convenience of reference only and are to be ignored in the construction of the provisions of the Agreement.

4.11 Notice. Any notice, filing, or consent required or permitted to be given under this Agreement shall be in writing and shall be deemed duly given when delivered personally, when transmitted by facsimile transmission, one (1) day after being deposited with Federal Express or other nationally recognized overnight delivery service or three (3) days after being mailed by first class mail, charges for postage prepaid, properly addressed, if to the Company, at its principal office, and, if to the Executive, at her address set forth following her signature below. Either party may change such address from time to time by notice to the other.

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Signatures appear on a separate page.]

SECTION 5

EXECUTION

This Agreement is signed as of the Effective Date.

COMPANY		EXECUTIVE

By:		By:
	Joseph J. Hartnett	Name:
Its:	Interim President and CEO	Address: